EXHIBIT 99.1

Qumu Reports First Quarter 2022 Financial Results
Continued Execution of Transformational Cloud Growth Strategy Drives 15% Increase in Quarterly SaaS Revenue and 10% Increase in SaaS Annual Recurring Revenue (ARR)
SaaS Revenue Accounted for 54% of Total Q1 Revenue

MINNEAPOLIS – May 12, 2022 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology, today reported financial results for the first quarter ended March 31, 2022.
Q1 2022 and Recent Operational Highlights
~~•~~Partnered with AT&T to launch managed unified streaming for the enterprise.
•Secured several new business and key expansions, marketing the company’s new customer and expansion sales to large enterprises located in the U.S., Asia-Pacific and EMEA.
•Appointed Chief Operating Officer and SaaS veteran Rose Bentley as the Company’s new President and Chief Executive Officer.
•Teamed up with LiveU to expand enterprise live video capabilities.
•Named a “Top Streaming Engine” by Wainhouse Research.
Q1 2022 Financial Highlights
~~•~~SaaS revenue increased 15% to $2.7 million in Q1 2022, compared to $2.3 million in Q1 2021
•SaaS Annual Recurring Revenue (SaaS ARR) grew to $13.0 million, up 10% year-over-year
•Operating expenses decreased 3% sequentially and 10% year-over-year
•Strong balance sheet with $15.5 million of cash and cash equivalents at quarter end
Q1 2022 Key Performance Indicators
•SaaS revenue accounted for 60% of recurring revenue, up from 56% in Q4 2021 and 46% in Q1 2021
•SaaS ARR increased to $13.0 million in Q1 2022 from $12.8 million in Q4 2021 and $11.8 million in Q1 2021
•SaaS customer retention metrics:
◦Gross Retention Rate (GRR): 88% at end of Q1 2022 compared to 81% at end of Q1 2021
◦Net Retention Rate (NRR): 107% at end of Q1 2022 compared to 151% at end of Q1 2021
Management Commentary
“Our first quarter results show the continued execution of our strategy to grow our cloud business and scale our SaaS revenue base,” said Qumu President and CEO Rose Bentley. “Our ongoing success is highlighted by the 15% SaaS revenue growth we generated in the first quarter, bringing our total SaaS revenue as a percentage of our total revenue to 54%. During Q1, we landed several new wins and key customer expansions, both of which support our view that Qumu’s transformation is well underway. Our partner-led sales motions are working, demonstrated by the fact that 75% of our wins in Q1 were through channel partners, including Kollective, BT, and Socialive. The traction we realized also demonstrates our execution against our strategy around customers, product adoption, innovation, and partners.”
Qumu CFO Tom Krueger commented: “Our commitment to driving our cloud business and scaling our SaaS revenue base continues to translate to robust growth across our key metrics, a trend we expect to continue in 2022 and beyond. Our encouraging SaaS and recurring revenue growth is supported by our solid balance sheet, including $15.5 million of cash, a level that provides sufficient runway to execute our growth strategy. In addition to diligently managing our cash, we are continually looking to further optimize our cost structure and drive greater efficiencies.”
Bentley continued: “As we continue to transform our business, we remain committed to generating robust SaaS revenue growth through new customer and expansion bookings sourced through the channel. Looking ahead, the progress we’re making with partners and strategic alliances is gaining traction. We entered the second quarter with a robust pipeline that we look to capitalize on throughout the year. Our plan is supported by a solid cash position and available resources that provide sufficient runway to execute our growth strategy.
“The leadership team and Board remain highly confident that Qumu will emerge as a subscription-driven growth company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing cash flow and adjusted EBITDA and net income profitability.”
First Quarter 2022 Financial Results
Revenue for Q1 2022 was $4.9 million, compared to $5.9 million in Q4 2021 and $5.8 million in Q1 2021. The sequential and year-over-year decrease was due to the company’s strategic shift away from perpetual license sales, where revenue is recognized upon delivery, and toward SaaS sales, which results in ratable recognition of revenue through subscription terms.
Service revenue for Q1 2022 was $4.8 million, compared to $5.8 million in Q4 2021 and $5.7 million in Q1 2021. The year-over-year decrease resulted from customer contracts sunsetting, impacting maintenance revenue associated with the company’s on-premise solution. Subscription and support revenue, which is included in service revenue and comprises the company's SaaS revenue, was $2.7 million for Q1 2022, compared to $2.8 million in Q4 2021 and $2.3 million in Q1 2021. The slight sequential decrease in subscription revenue was expected. Going forward, the company expects subscription revenue will grow as Qumu continues to execute on its cloud transformation strategy.
Gross margin in Q1 2022 was 71.5%, compared to gross margin of 74.5% for Q4 2021 and 73.1% for Q1 2021. The gross margin percentage was lower due to lower services margin and lower overall revenue relative to the comparative periods. The company expects quarterly consolidated gross margin for the remainder of 2022 to return to the mid-70% range, which is consistent with 2021 levels.
Net loss in Q1 2022 totaled $(4.6) million, or $(0.26) loss per basic and diluted share. This compares to net loss of $(3.8) million, or $(0.21) loss per basic and diluted share, for Q4 2021 and net loss of $(4.5) million, or $(0.27) loss per basic share and $(0.29) loss per diluted share, in Q1 2021.
Adjusted EBITDA loss, a non-GAAP measure, in Q1 2022 was $(4.1) million, compared to $(3.1) million in Q4 2021 and $(4.1) million in Q1 2021.
As of March 31, 2022, the company had cash and cash equivalents of $15.5 million.
Business Outlook
Qumu provides guidance based on current market conditions and expectations. The company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the company’s strategic plan, transition to SaaS recurring revenue through channel partners, and the COVID-19 pandemic, such as trends in distributed remote and hybrid work impacting enterprise technology adoption and procurement.
To give insight into the progress of Qumu’s SaaS business transformation, the company provides a business outlook based on the percentage of recurring revenue comprised of SaaS revenue. Qumu’s management reiterated its expectation that SaaS recurring revenue will comprise approximately 65% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 75% of recurring revenue mix by the end of 2023.

Conference Call
Qumu executive management will host a conference call today (May 12, 2022) at 4:30 p.m. Eastern time.
U.S. Dial-In Number: +1.833.644.0679
International Dial-In Number: +1.918.922.6755
Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://ir.qumu.com. The webcast will be archived on Qumu’s website for one year.
Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses Adjusted EBITDA, a non-GAAP measure, which excludes certain items from net loss, a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of derivative and warrant liabilities, foreign currency gains and losses, and other non-operating income and expenses.
The company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The company believes that Adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.
See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to Adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2022 and 2021.
About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. The Qumu Cloud platform enables global organizations to drive human engagement, increase access to and insights from video use, and modernize the workplace by providing a more efficient and effective way to share knowledge.
Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the success of go-to-market strategies or the other initiatives in the company’s strategic plan, the company's ability to continue as a going concern, the expected use and adoption of video in the enterprise, the ability to obtain additional capital as needed, the ability to attract and retain necessary personnel, the impact of COVID-19 on the use and adoption of video in the enterprise, the company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, or the demand for the company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other factors set forth in the company’s filings with the Securities and Exchange Commission.

The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.
Company Contact:
Tom Krueger
Chief Financial Officer
Qumu Corporation
Tom.Krueger@qumu.com
+1.612.638.9100

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Software licenses and appliances	$111	$108
Service	4,829	5,712
Total revenues	4,940	5,820
Cost of revenues:
Software licenses and appliances	31	64
Service	1,379	1,503
Total cost of revenues	1,410	1,567
Gross profit	3,530	4,253
Operating expenses:
Research and development	1,825	2,030
Sales and marketing	3,808	4,476
General and administrative	2,443	2,527
Amortization of purchased intangibles	156	162
Total operating expenses	8,232	9,195
Operating loss	(4,702)	(4,942)
Other income (expense):
Interest expense, net	(70)	(54)
Decrease in fair value of derivative liability	—	37
Decrease in fair value of warrant liability	66	357
Other, net	(28)	62
Total other income (expense), net	(32)	402
Loss before income taxes	(4,734)	(4,540)
Income tax benefit	(94)	(90)
Net loss	$(4,640)	$(4,450)

Net loss per share – basic:
Net loss per share – basic	$(0.26)	$(0.27)
Weighted average shares outstanding – basic	18,014	16,443
Net loss per share – diluted:
Loss attributable to common shareholders	$(4,640)	$(4,807)
Net loss per share – diluted	$(0.26)	$(0.29)
Weighted average shares outstanding – diluted	18,014	16,679

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31,	December 31,
Assets	2022	2021
Current assets:
Cash and cash equivalents	$15,464	$20,563
Receivables, net	3,679	3,709
Contract assets	563	446
Income taxes receivable	653	556
Prepaid expenses and other current assets	2,538	2,184
Total current assets	22,897	27,458
Property and equipment, net	284	337
Right of use assets – operating leases	96	146
Intangible assets, net	1,223	1,388
Goodwill	7,180	7,388
Deferred income taxes, non-current	17	17
Other assets, non-current	351	362
Total assets	$32,048	$37,096
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$3,063	$2,742
Accrued compensation	2,329	1,725
Deferred revenue	10,122	10,862
Operating lease liabilities	435	597
Financing obligations	5,350	5,502
Warrant liability	735	801
Total current liabilities	22,034	22,229
Long-term liabilities:
Deferred revenue, non-current	1,167	1,507
Income taxes payable, non-current	636	630
Operating lease liabilities, non-current	—	21
Financing obligations, non-current	100	113
Total long-term liabilities	1,903	2,271
Total liabilities	23,937	24,500
Stockholders’ equity:
Common stock	179	178
Additional paid-in capital	105,993	105,655
Accumulated deficit	(95,333)	(90,693)
Accumulated other comprehensive loss	(2,728)	(2,544)
Total stockholders’ equity	8,111	12,596
Total liabilities and stockholders’ equity	$32,048	$37,096

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net loss	$(4,640)	$(4,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	216	243
Stock-based compensation	356	589
Accretion of debt discount and issuance costs	4	33
Decrease in fair value of derivative liability	—	(37)
Decrease in fair value of warrant liability	(66)	(357)
Changes in operating assets and liabilities:
Receivables	12	1,344
Contract assets	(117)	(3)
Income taxes receivable / payable	(105)	(105)
Prepaid expenses and other assets	(334)	(353)
Accounts payable and other accrued liabilities	214	(379)
Accrued compensation	611	(467)
Deferred revenue	(1,014)	(1,614)
Net cash used in operating activities	(4,863)	(5,556)
Investing activities:
Purchases of property and equipment	(8)	(29)
Net cash used in investing activities	(8)	(29)
Financing activities:
Proceeds from line of credit	—	1,840
Payment on line of credit	—	(1,840)
Principal payments on term loan	—	(1,833)
Principal payments on financing obligations	(165)	(118)
Payment of debt issuance costs	(25)	—
Net proceeds from common stock issuance	—	23,085
Proceeds from issuance of common stock under employee stock plans	—	142
Common stock repurchases to settle employee withholding liability	(16)	(3)
Net cash provided by (used in) financing activities	(206)	21,273
Effect of exchange rate changes on cash	(22)	9
Net increase (decrease) in cash and cash equivalents	(5,099)	15,697
Cash and cash equivalents, beginning of period	20,563	11,878
Cash and cash equivalents, end of period	$15,464	$27,575

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended March 31,
	2022	2021
Software licenses and appliances	$111	$108
Service
Subscription and support	2,655	2,315
Maintenance and support	1,793	2,664
Subscription, maintenance and support	4,448	4,979
Professional services and other	381	733
Total service	4,829	5,712
Total revenue	$4,940	$5,820

A reconciliation from GAAP results to Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2022	2021
Net loss	$(4,640)	$(4,450)
Interest expense, net	70	54
Income tax benefit	(94)	(90)
Depreciation and amortization expense:
Depreciation and amortization in operating expenses	60	54
Total depreciation and amortization expense	60	54
Amortization of intangibles included in cost of revenues	—	27
Amortization of intangibles included in operating expenses	156	162
Total amortization of intangibles expense	156	189
Total depreciation and amortization expense	216	243
EBITDA	(4,448)	(4,243)
Decrease in fair value of derivative liability	—	(37)
Decrease in fair value of warrant liability	(66)	(357)
Other expense (income), net	28	(62)
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	19	15
Stock-based compensation included in operating expenses	337	574
Total stock-based compensation expense	356	589
Adjusted EBITDA	$(4,130)	$(4,110)